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                                                                     EXHIBIT 4.3


                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
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                   Floating Rate Senior Note Due June 1, 2009


No. 1.                                                              $40,000,000
CUSIP NO.

                  UST INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $40,000,000 Dollars on June 1, 2009, and to pay interest thereon at a floating rate determined in the manner described below from ______ __, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 1, June 1, September 1 and December 1 of each year, commencing ______ __, 1999. The interest rate per annum on the Floating Rate Notes in effect for each day of an interest period will be equal to the Three Month LIBOR Rate plus 90 basis points. The interest rate for the Initial Interest Period will be set on _____ __, 1999 and the interest rate for each subsequent period will be reset on the 1st day of the month of each March, June, September and December thereafter beginning _____ __, 1999 (each such date an "Interest Reset Date") until the principal on the Floating Rate Notes is paid or made available for payment (the "Principal Payment Date"). If any Interest Reset Date and Interest Payment Date would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date shall be the following LIBOR Business Day, unless the following LIBOR Business Day is in the following calendar month, in which case the Interest Reset Date and Interest Payment Date will be the immediately preceding LIBOR Business Day.

                  "LIBOR Business Day" means any day that is not a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close. "Interest Period" means the period from and including an Interest Reset Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including an Interest Reset Date immediately preceding the Principal Payment Date to but not including the Principal Payment Date. If the Principal Payment Date is not a LIBOR Business Day, then the principal amount of the Floating Rate Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the principal payment date or any day thereafter.

                  "Business Day" shall mean any day that is not a Saturday or Sunday and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

                  The "Three Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:





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(i)      On the second day on which dealing in deposits in U.S. dollars are transacted in the London interbank market preceding each interest reset date (each such date an "Interest Determination Date"). State Street Bank and Trust Company, as agent for UST (the "Reference Agent"), will determine the Three Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If the Three Month LIBOR Rate on such Interest Determination Date does not appear on the Telerate Page 3750, such Three Month LIBOR Rate will be determined as described in (ii) below.


(ii) With respect to an Interest Determination Date for which the Three Month LIBOR Rate does not appear on the Telerate Page 3750 as specified above, the Three Month LIBOR Rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Reference Agent will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the Three Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of the rates quoted by three major banks in New York City selected by the Reference Agent at approximately
         11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the Banks in New York City selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the Interest Period commencing on the Interest


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
         Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  The amount of interest for each day that a Floating Rate Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Note. The amount of interest to be paid on the Floating Rate Note for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

                  The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York Law as the same may be modified by United States law of general application.

                  The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the Reference Agent. All calculations made by the Reference Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holders of the Floating Rate Notes. So long as the Three Month LIBOR Rate is required to be determined with respect to the Floating Rate Notes, there will at all times be a Reference Agent. In the event that any then acting Reference Agent shall be unable or unwilling to act, or that such Reference Agent shall fail duly to establish the Three Month LIBOR Rate for any Interest Period, or that the Company proposes to remove such Reference Agent, the Company shall appoint another person which is a bank, trust company, investment banking firm or other financial institution to act as the Reference Agent.

                  If (i) the Company has not filed a registration statement (the "Exchange Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially identical to this Security (except that such Security will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") within 90 days after the securities are initially issued (or, in lieu thereof if such obligation arises pursuant to the Indenture, a registration statement registering this Security for resale (a "Resale Registration Statement") within 30 days after the time such obligation arises), or (ii) the Exchange Registration Statement relating to the Exchange Offer has not become or been declared effective within 180 days of filing (or, if applicable, the Resale Registration Statement has not become or been declared effective within 120 days after filing), or (iii) the Exchange Offer has not been completed within 45 days after the date on which the Exchange Registration Statement has become or been declared effective initially (if the Exchange Offer is then required to be made pursuant to the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement"), dated as of _____ __, 1999, by and between the Company, the Purchasers (as defined therein) and the Holders from time to time of the Securities) or (iv) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms


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
and conditions set forth in the Exchange and Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then special interest ("Special Interest") will accrue (in addition to the stated interest on the Securities) at a per annum rate of 0.25% for the first 90 days, determined daily, on the principal amount of the Securities, from the period from the occurrence of the Registration Default until such time as no Registration Default is in effect and, provided, further, that if either the Exchange Offer has not been consummated or, if applicable, the Resale Registration Statement has not become or been declared effective, in each case within this first 90 days, then the per annum rate of such Special Interest shall increase by an additional 0.25% per annum for each subsequent 90-day period (provided that the rate of Special Interest shall not exceed 1.0% per annum in the aggregate) and Special Interest will be payable at such increased rate until such time as the Company consummates the Exchange Offer or, if applicable, the Resale Registration Statement becomes or has been declared effective (after which such interest rate will be restored to its initial rate). Interest accruing as a result of Registration Default (which shall be computed on the basis of a 365-day year) is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on June 1 and December 1, in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security (as defined in the Indenture) in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the



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
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.






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
                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    UST Inc.

                                    By_________________________________________

Attest:


_________________________________






                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                    State Street Bank and Trust Company


                                    By_________________________________________
                                                  Authorized Signature




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
                              [Reverse of Security]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _____ __, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $40,000,000.

                    The Securities of this series are subject to redemption, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address as it appears in the Securities Register, on any date prior to their Stated Maturity at a Redemption Price equal to the sum of par plus the present value of 90 basis points discounted from the maturity date to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) on a quarterly basis at the Three Month LIBOR Rate, as in effect on the Business Day on which the redemption notice is mailed, plus accrued and unpaid interest, if any, until the Redemption Date.

                  In the event that less than all of the Floating Rate Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Floating Rate Notes for redemption will be made by the trustee, in compliance with the requirements of the principal national securities exchange, if any, on which the Floating Rate Notes are listed or, if the Floating Rate Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no Floating Rate Notes of principal amount of $1,000 or less shall be redeemed in part. If any Floating Rate Notes are to be redeemed in part only, the notice of redemption that relates to such Floating Rate Notes shall state the portion of the principal amount thereof to be redeemed. A Floating Rate Note in the principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Floating Rate Note. On and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest), interest will cease to accrue on Floating Rate Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Floating Rate Notes funds in satisfaction of the applicable redemption price. If the redemption price is not so paid upon surrender of the Floating Rate Notes called for redemption, the principal shall, until paid, bear interest from the Redemption Date.

                  The Securities do not have the benefit of any sinking fund obligations.





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
                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-



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
tional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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